UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2011

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On February 3, 2011, MasterCard Incorporated (the “Company”) furnished a Current Report on Form 8-K (the “Original Form 8-K”) disclosing, under Item 7.01, that the Company and its principal operating subsidiary, MasterCard International Incorporated (“MasterCard International”, and together with the Company, “MasterCard”), had executed:

•

an Omnibus Agreement Regarding Interchange Litigation Judgment Sharing and Settlement Sharing (the “Omnibus JSA”) with Visa Inc., Visa U.S.A. Inc. and Visa International Service Association (collectively, “Visa”) and a number of MasterCard’s customer banks (collectively, the “Defendant Banks”); and

•	a MasterCard Settlement and Judgment Sharing Agreement (the “MasterCard JSA” and, together with the Omnibus JSA, the “Agreements”) with the Defendant Banks.

A description of the terms of the Agreements as set forth in the Original Form 8-K is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Original Form 8-K indicated that three parties had not yet signed the Agreements.

On February 7, 2011, all remaining signatures to the Agreements were obtained, and the Agreements became fully executed and effective as of such date.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Terms of Omnibus JSA and MasterCard JSA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: February 8, 2011	By	/s/ Noah J. Hanft
Noah J. Hanft General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Terms of Omnibus JSA and MasterCard JSA.

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